Exhibit 10.77

AMENDMENT TO COMMERCIAL LEASE

This Amendment to Commercial Lease (this “Amendment”) is made as of the 12 day of September, 2016, by and among BGC LLC, a Florida limited liability company (the “Landlord”), NET ELEMENT INTERNATIONAL, INC., a Delaware corporation (the “Tenant”), and OLEG FIRER (the “Guarantor”).

RECITALS

A           Landlord and Tenant entered into that certain Commercial Lease dated May 1, 2013 (the “Lease”), with respect to Premises (as defined in the Lease).

B           Guarantor guaranteed all of Tenant’s obligations under the Lease pursuant to that certain Guaranty dated May 9, 2013 executed by Guarantor in favor of Landlord (the “Guaranty”).

C           Landlord and Tenant desire to extend the term of the Lease for the Premises in the manner set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and conditions contained in this Amendment, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment, intending to be legally bound, agree as follows:

1.           Incorporation of Recitals. The parties warrant and represent that the foregoing recitals are accurate and correct and incorporate them into this Amendment. Capitalized terms used but not otherwise defined in this Amendment shall have the same meaning given to such terms in the Lease, unless otherwise specifically indicated or unless the context clearly indicates to the contrary.

2.           Extension of Lease Term. The Lease Term for the Premises is hereby extended for a period of five (5) years, commencing on January 1, 2017 and expiring on December 31, 2021 at 11:59 p.m. (the “Extension Term”).

3.           Base Rent. The Base Rent (excluding sales tax), which shall be due and payable monthly, for the Extension Term shall be as follows:

Period	Monthly Base Rent	Period Base Rent
January 1, 2017 to December 31, 2017	$20,420.51	$245,046.12

January 1, 2018 to December 31, 2018	$21,441.54	$257,298.48

January 1, 2019 to December 31, 2019	$22,513.62	$270,163.44

January 1, 2020 to December 1, 2020	$23,639.30	$283,671.60

January 1, 2021 to December 31, 2021	$24,821.27	$297,855.24

Tenant shall also pay any sales tax applicable to the Base Rent.

4.           Security Deposit. Tenant’s existing Security Deposit in the amount of $19,800.00 is sufficient, so Tenant shall not be obligated to provide Landlord with any additional Security Deposit; provided, however, the Security Deposit shall continue to be subject to annual increases as provided in the Lease.

5.           New Lease at Canal Park Office. In the event that, at any time during the Lease Term or Extension Term, Tenant enters into a written lease agreement with Landlord’s affiliate, Canal Park Office, LLC, a Florida limited liability company (“Canal Park”), for the leasing of at least 10,000 rentable square feet of premises located at 3323 NE 163rd Street, North Miami Beach, Florida 33160 (the “Canal Park Lease”), then, provided Tenant is not in default under the Lease or the Canal Park Lease, the Lease shall terminate as of the commencement date set forth in the Canal Park Lease. Notwithstanding the foregoing, none of Tenant, Landlord or Canal Park shall have any obligation to enter into a Canal Park Lease and, so long as a Canal Park Lease is not executed, for any or no reason, the Lease shall continue in full force and effect.

6.           Ratification of Guaranty. The Guarantor, by signature below as such, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, hereby consents to and joins in this Amendment and hereby declares to and agrees with the Landlord that the Guaranty is and shall continue in full force and effect for the benefit of Landlord with respect to all of Tenant’s obligations under the Lease, as amended by this Amendment, that there are no offsets, claims, counterclaims, cross-claims or defenses of the Guarantor with respect to the Guaranty nor, to Guarantor’s knowledge, with respect to the Tenant’s obligations under the Lease, that the Guaranty is not released, diminished or impaired in any way by this Amendment or the transactions contemplated hereby, and that the Guaranty is hereby ratified and confirmed in all respects. The Guarantor acknowledges that without the Guaranty and this consent and reaffirmation, the Landlord would not execute this Amendment or otherwise consent to its terms.

7.           Ratification. Except as modified by this Amendment, the Lease shall otherwise remain unmodified and in full force and effect and the parties ratify and confirm the terms of the Lease as modified by this Amendment. Tenant certifies that it has no offsets, defenses, or claims with respect to its obligations under the Lease. All references to the Lease shall mean the Lease as modified by this Amendment.

8.           “As Is” Condition. Tenant shall accept the Premises in its “as-is”, “where-is” condition “with all faults” and Landlord shall have no obligation to make any changes or improvements whatsoever.

9.           Entire Agreement. The Lease and this Amendment represent the entire agreement between the parties thereto.

10.         Broker. Landlord and Tenant represent and warrant that they have neither consulted nor negotiated with any broker or finder with respect to this Amendment. Landlord and Tenant agree to indemnify, defend, and save the other harmless from and against any claims for fees or commissions from anyone with whom they have dealt in connection with this Amendment, including attorneys’ fees incurred in connection with the defense of any such claim.

11.           Benefit and Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties to this Amendment, their legal representatives, successors, and permitted assigns.

12.           Amendment. This Amendment may not be changed, modified, or discharged in whole or in part except by an agreement in writing signed by both parties to this Amendment.

13.           Conflict. In the event of any conflict between the terms of the Lease and this Amendment, this Amendment shall control.

IN WITNESS WHEREOF, Landlord, Tenant and Guarantor have duly executed this Amendment to Commercial Lease as of the date first above stated.

WITNESSES:	LANDLORD

/s/ Virgilio Namnum	BGC LLC,
a Florida limited liability company
Virgilio Namnum
(Print or Type Name)	By:	/s/ Eduardo Namnum
	Name:	Eduardo Namnum
/s/ Benjamin Kats	Title:	MGR

Benjamin Kats
(Print or Type Name)
TENANT

/s/ Virgilio Namnum	NET ELEMENT INTERNATIONAL, INC.,
a Delaware corporation
Virgilio Namnum
(Print or Type Name)
	By:	/s/ Oleg Firer
	Name:	Oleg Firer
/s/ Benjamin Kats	Title:	CEO

Benjamin Kats
(Print or Type Name)

GUARANTOR

/s/ Virgilio Namnum
/s/ Oleg Firer
Virgilio Namnum	Oleg Firer
(Print or Type Name)

/s/ Benjamin Kats

Benjamin Kats
(Print or Type Name)

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